Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com
News Release

Belden Reports Results for Second Quarter 2020

St. Louis, Missouri – July 29, 2020 - Belden Inc. (NYSE: BDC), a leading global supplier of specialty networking solutions, today reported fiscal second quarter 2020 results for the period ended June 28, 2020.

Second Quarter 2020

Revenues for the quarter totaled $424.8 million, compared to $548.4 million in the prior-year period. EPS totaled $0.07 compared to $0.82 in the second quarter 2019.

Adjusted EPS was $0.46 compared to $1.26 in the second quarter 2019. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

Roel Vestjens, President and CEO of Belden Inc., said, “Overall, in light of COVID-19 the business performed in line with our expectations during the second quarter. We are pleased to report double-digit organic order growth in our broadband & 5G business, along with positive operating and free cash flows. We are very comfortable with our liquidity position, and as a result during the second quarter we repaid $100 million of the $190 million that we previously drew down under our revolver.”

Outlook

“The COVID-19 situation continues to create significant economic uncertainty and challenges in our global markets, but demand trends in our business appear to have stabilized. Assuming no further material disruptions related to the global pandemic, we expect modest sequential improvement in the third and fourth quarters. The Grass Valley divestiture represented an important milestone for Belden, and we were pleased to complete the transaction. We continue to align our portfolio of businesses around the favorable secular trends in industrial automation, cybersecurity, broadband & 5G, and smart buildings, and the Company is well positioned for profitable growth longer-term,” said Mr. Vestjens.

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 888-599-8686; the dial-in number for participants outside the U.S. is 720-543-0302. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Earnings per Share (EPS)

All references to EPS within this earnings release refer to income from continuing operations per diluted share attributable to Belden common stockholders.

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. GAAP to non-GAAP reconciliations accompany the condensed consolidated financial statements included in this release and have been published to the investor relations section of the Company’s website at http://investor.belden.com.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019

	(In thousands, except per share data)
Revenues	$424,811	$548,352	$888,337	$1,048,492
Cost of sales	(274,871)	(343,280)	(567,896)	(656,564)
Gross profit	149,940	205,072	320,441	391,928
Selling, general and administrative expenses	(91,703)	(102,454)	(190,092)	(200,409)
Research and development expenses	(25,090)	(24,775)	(51,309)	(48,022)
Amortization of intangibles	(16,017)	(19,068)	(32,202)	(37,232)
Operating income	17,130	58,775	46,838	106,265
Interest expense, net	(14,257)	(13,961)	(27,581)	(27,949)
Non-operating pension benefit	700	537	1,399	1,140
Income from continuing operations before taxes	3,573	45,351	20,656	79,456
Income tax expense	(400)	(3,956)	(2,592)	(10,126)
Income from continuing operations	3,173	41,395	18,064	69,330
Income (loss) from discontinued operations, net of tax	(71,054)	895	(97,164)	(1,862)
Net income (loss)	(67,881)	42,290	(79,100)	67,468
Less: Net income (loss) attributable to noncontrolling interest	24	90	(6)	66
Net income (loss) attributable to Belden	(67,905)	42,200	(79,094)	67,402
Less: Preferred stock dividends	—	8,733	—	17,466
Net income (loss) attributable to Belden common stockholders	$(67,905)	$33,467	$(79,094)	$49,936

Weighted average number of common shares and equivalents:
Basic	44,557	39,389	44,969	39,405
Diluted	44,665	39,611	45,097	39,635

Basic income (loss) per share attributable to Belden common stockholders:
Continuing operations attributable to Belden common stockholders	$0.07	$0.83	$0.40	$1.31
Discontinued operations attributable to Belden common stockholders	(1.59)	0.02	(2.16)	(0.05)
Net income (loss) per share attributable to Belden common stockholders	$(1.52)	$0.85	$(1.76)	$1.27

Diluted income (loss) per share attributable to Belden common stockholders:
Continuing operations attributable to Belden common stockholders	$0.07	$0.82	$0.40	$1.31
Discontinued operations attributable to Belden common stockholders	(1.59)	0.02	(2.16)	(0.05)
Net income (loss) per share attributable to Belden common stockholders	$(1.52)	$0.84	$(1.76)	$1.26

Common stock dividends declared per share	$0.05	$0.05	$0.10	$0.10

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

Effective January 1, 2020, we transferred our West Penn Wire business and multi-conductor product lines from the Enterprise Solutions segment to the Industrial Solutions segment, and as such, have recast the prior period segment information.

	Enterprise Solutions	Industrial Solutions	Total Segments

	(In thousands, except percentages)
For the three months ended June 28, 2020
Segment Revenues	$203,374	$221,437	$424,811
Segment EBITDA	22,231	26,449	48,680
Segment EBITDA margin	10.9%	11.9%	11.5%
Depreciation expense	5,122	5,210	10,332
Amortization of intangibles	5,354	10,663	16,017
Amortization of software development intangible assets	56	330	386
Severance, restructuring, and acquisition integration costs	2,423	2,049	4,472
Purchase accounting effects of acquisitions	105	—	105

For the three months ended June 30, 2019
Segment Revenues	$245,325	$303,027	$548,352
Segment EBITDA	35,571	55,744	91,315
Segment EBITDA margin	14.5%	18.4%	16.7%
Depreciation expense	4,852	5,056	9,908
Amortization of intangibles	5,726	13,342	19,068
Amortization of software development intangible assets	35	28	63
Severance, restructuring, and acquisition integration costs	2,519	—	2,519
Purchase accounting effects of acquisitions	718	—	718

For the six months ended June 28, 2020
Segment Revenues	$415,587	$472,750	$888,337
Segment EBITDA	46,943	61,976	108,919
Segment EBITDA margin	11.3%	13.1%	12.3%
Depreciation expense	10,203	10,411	20,614
Amortization of intangibles	10,858	21,344	32,202
Amortization of software development intangible assets	111	605	716
Severance, restructuring, and acquisition integrations costs	4,973	3,118	8,091
Purchase accounting effects of acquisitions	125	—	125

For the six months ended June 30, 2019
Segment Revenues	$452,408	$596,084	$1,048,492
Segment EBITDA	57,206	110,408	167,614
Segment EBITDA margin	12.6%	18.5%	16.0%
Depreciation expense	9,657	10,354	20,011
Amortization of intangibles	10,425	26,807	37,232
Amortization of software development intangible assets	71	51	122
Severance, restructuring, and acquisition integrations costs	2,519	—	2,519
Purchase accounting effects of acquisitions	718	—	718

BELDEN INC.
OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019

	(In thousands)
Total Segment Revenues	$424,811	$548,352	$888,337	$1,048,492
Deferred revenue adjustments	—	—	—	—
Consolidated Revenues	$424,811	$548,352	$888,337	$1,048,492

Total Segment EBITDA	$48,680	$91,315	$108,919	$167,614
Eliminations	(238)	(264)	(333)	(747)
Total non-operating pension benefit	700	537	1,399	1,140
Consolidated Adjusted EBITDA (1)	49,142	91,588	109,985	168,007
Amortization of intangibles	(16,017)	(19,068)	(32,202)	(37,232)
Interest expense, net	(14,257)	(13,961)	(27,581)	(27,949)
Depreciation expense	(10,332)	(9,908)	(20,614)	(20,011)
Severance, restructuring, and acquisition integration costs	(4,472)	(2,519)	(8,091)	(2,519)
Amortization of software development intangible assets	(386)	(63)	(716)	(122)
Purchase accounting effects related to acquisitions	(105)	(718)	(125)	(718)
Income from continuing operations before taxes	$3,573	$45,351	$20,656	$79,456

(1)Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 28, 2020	December 31, 2019
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$359,702	$407,480
Receivables, net	302,303	334,634
Inventories, net	242,677	231,333
Other current assets	36,112	29,172
Current assets of discontinued operations	250,322	375,135
Total current assets	1,191,116	1,377,754
Property, plant and equipment, less accumulated depreciation	340,000	345,918
Operating lease right-of-use assets	56,613	62,251
Goodwill	1,244,895	1,243,669
Intangible assets, less accumulated amortization	308,529	339,505
Deferred income taxes	22,412	25,216
Other long-lived assets	13,465	12,446
	$3,177,030	$3,406,759

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$188,970	$268,466
Accrued liabilities	240,419	283,799
Current liabilities of discontinued operations	109,673	170,279
Total current liabilities	539,062	722,544
Long-term debt	1,537,367	1,439,484
Postretirement benefits	130,427	136,227
Deferred income taxes	46,960	48,725
Long-term operating lease liabilities	49,772	55,652
Other long-term liabilities	43,560	38,308
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	815,982	811,955
Retained earnings	431,459	518,004
Accumulated other comprehensive loss	(85,541)	(63,418)
Treasury stock	(338,484)	(307,197)
Total Belden stockholders’ equity	823,919	959,847
Noncontrolling interests	5,963	5,972
Total stockholders’ equity	829,882	965,819
	$3,177,030	$3,406,759

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Six Months Ended
	June 28, 2020	June 30, 2019

	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(79,100)	$67,468
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	53,533	72,739
Asset impairment of discontinued operations	113,007	—
Share-based compensation	8,798	7,594
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	52,602	20,329
Inventories	(9,769)	17,351
Accounts payable	(86,382)	(91,542)
Accrued liabilities	(13,697)	(59,410)
Income taxes	(46,274)	(12,361)
Other assets	13,971	5,092
Other liabilities	(18,819)	(5,615)
Net cash provided by (used for) operating activities	(12,130)	21,645
Cash flows from investing activities:
Capital expenditures	(41,734)	(50,769)
Cash from business acquisitions, net of cash acquired	590	(50,517)
Proceeds from disposal of tangible assets	3,090	19
Net cash used for investing activities	(38,054)	(101,267)
Cash flows from financing activities:
Borrowings on revolver	190,000	—
Payments under borrowing arrangements	(100,000)	—
Payments under share repurchase program	(35,000)	(22,815)
Payment of earnout consideration	(29,300)	—
Cash dividends paid	(4,572)	(21,448)
Withholding tax payments for share-based payment awards	(1,058)	(2,002)
Other	(111)	(173)
Net cash provided by (used for) financing activities	19,959	(46,438)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(2,620)	693
Decrease in cash and cash equivalents	(32,845)	(125,367)
Cash and cash equivalents, beginning of period	425,885	420,610
Cash and cash equivalents, end of period	$393,040	$295,243

For all periods presented, the Consolidated Cash Flow Statement includes the results of the Grass Valley disposal group.

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain revenues and gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.
We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for the purchase accounting effect of recording deferred revenue at fair value in order to reflect the revenues that would have otherwise been recorded by acquired businesses had they remained as independent entities. We believe this presentation is useful in evaluating the underlying performance of acquired companies. Similarly, we adjust for other acquisition-related expenses, such as amortization of intangibles and other impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Six Months Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019

	(In thousands, except percentages and per share amounts)
GAAP and adjusted revenues	$424,811	$548,352	$888,337	$1,048,492

GAAP gross profit	$149,940	$205,072	$320,441	$391,928
Amortization of software development intangible assets	386	63	716	122
Severance, restructuring, and acquisition integration costs	92	300	137	300
Purchase accounting effects related to acquisitions	105	718	125	718
Adjusted gross profit	$150,523	$206,153	$321,419	$393,068

GAAP gross profit margin	35.3%	37.4%	36.1%	37.4%
Adjusted gross profit margin	35.4%	37.6%	36.2%	37.5%

GAAP selling, general and administrative expenses	$(91,703)	$(102,454)	$(190,092)	$(200,409)
Severance, restructuring, and acquisition integration costs	4,380	2,219	7,954	2,219
Adjusted selling, general and administrative expenses	$(87,323)	$(100,235)	$(182,138)	$(198,190)

GAAP and adjusted research and development expenses	$(25,090)	$(24,775)	$(51,309)	$(48,022)

GAAP net income (loss) attributable to Belden	$(67,905)	$42,200	$(79,094)	$67,402
Loss (income) from discontinued operations, net of tax	71,054	(895)	97,164	1,862
Interest expense, net	14,257	13,961	27,581	27,949
Income tax expense	400	3,956	2,592	10,126
Noncontrolling interest	24	90	(6)	66
Total non-operating adjustments	85,735	17,112	127,331	40,003
Amortization of intangible assets	16,017	19,068	32,202	37,232
Severance, restructuring, and acquisition integration costs	4,472	2,519	8,091	2,519
Amortization of software development intangible assets	386	63	716	122
Purchase accounting effects related to acquisitions	105	718	125	718
Total operating income adjustments	20,980	22,368	41,134	40,591
Depreciation expense	10,332	9,908	20,614	20,011
Adjusted EBITDA	$49,142	$91,588	$109,985	$168,007

GAAP net income (loss) margin	(16.0)%	7.7%	(8.9)%	6.4%
Adjusted EBITDA margin	11.6%	16.7%	12.4%	16.0%

GAAP net income (loss) attributable to Belden	$(67,905)	$42,200	$(79,094)	$67,402
Operating income adjustments from above	20,980	22,368	41,134	40,591
Loss (income) from discontinued operations, net of tax	71,054	(895)	97,164	1,862
Tax effect of adjustments above	(3,800)	(4,922)	(8,395)	(9,119)
Adjusted net income attributable to Belden	$20,329	$58,751	$50,809	$100,736

GAAP net income (loss) attributable to Belden	$(67,905)	$42,200	$(79,094)	$67,402
Loss (income) from discontinued operations, net of tax	71,054	(895)	97,164	1,862
Less: Preferred stock dividends	—	8,733	—	17,466
GAAP net income from continuing operations attributable to Belden common stockholders	$3,149	$32,572	$18,070	$51,798

Adjusted net income attributable to Belden	$20,329	$58,751	$50,809	$100,736
Less: Preferred stock dividends	—	—	—	17,466
Adjusted net income from continuing operations attributable to Belden common stockholders	$20,329	$58,751	$50,809	$83,270
GAAP income from continuing operations per diluted share attributable to Belden common stockholders	$0.07	$0.82	$0.40	$1.31
Adjusted income from continuing operations per diluted share attributable to Belden common stockholders	$0.46	$1.26	$1.13	$2.10

GAAP diluted weighted average shares	44,665	39,611	45,097	39,635
Adjusted for assumed conversion of preferred stock into common stock	—	6,857	—	—
Adjusted diluted weighted average shares	44,665	46,468	45,097	39,635

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Six Months Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019

	(In thousands)
GAAP net cash provided by (used for) operating activities	$39,922	$67,705	$(12,130)	$21,645
Capital expenditures, net of proceeds from the disposal of tangible assets	(19,799)	(27,165)	(38,644)	(50,750)
Non-GAAP free cash flow	$20,123	$40,540	$(50,774)	$(29,105)

Forward-Looking Statements

This release and any statements made by us concerning the subject matter of this release may contain forward-looking statements, including our expectations for the third quarter and full-year 2020 and the results of our restructuring program. Forward-looking statements also include any statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the lack of certainty as to the duration and magnitude of the impact of COVID-19 and the economic recovery from that impact; the results of the Company’s impairment analysis, which could reduce EPS, adjusted EPS, and various other financial metrics; the presence of substitute products in the marketplace; the inability of the Company to develop and introduce new products and competitive responses to our products; the increased prevalence of cloud computing; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); the inability to achieve our strategic priorities in emerging markets; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the impact of a challenging global economy or a downturn in served markets; the impact of changes in global tariffs and trade agreements; difficulty in forecasting revenue due to the unpredictable timing of orders related to customer projects; the competitiveness of the global markets in which we operate; volatility in credit and foreign exchange markets; the cost and availability of raw materials including copper, plastic compounds, electronic components, and other materials; the inability to obtain components in sufficient quantities on commercially reasonable terms; disruptions in the Company’s information systems including due to cyber-attacks; perceived or actual product failures; risks related to the use of open source software; disruption of, or changes in, the Company’s key distribution channels; the inability to retain senior management and key employees; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; the impact of regulatory requirements and other legal compliance issues; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 11, 2020, as well as enhancements made to our risk factors throughout the year as disclosed in our first quarter 2020 Form 10-Q filed with the SEC on May 4, 2020. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial and enterprise markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today's applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.

Contact:
Belden Investor Relations
314-854-8054
Investor.Relations@Belden.com